Exhibit (n)(3)

Consent of Independent Auditors

The Board of Directors

Kahala Ireland OpCo DAC:

We consent to the use of our report dated March 15, 2017 with respect to the consolidated balance sheet of Kahala Ireland OpCo DAC as of December 31, 2016 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2016, included in the registration statement on Form N-2 of Business Development Corporation of America.

/s/ KPMG LLP

Dublin, Ireland

April 27, 2017